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                                                        Exhibit 10(c)(2)

                                                [logo]
                                               Huntington


Huntington Bancshares Incorporated
Columbus, Ohio 43287

Frank Wobst
Chairman and Chief Executive Officer
614 480 3623


                               August 19, 1996


W. Lee Hoskins
403 North Columbia Avenue
Columbus, Ohio 43209

RE: Notice of Non-Renewal and Amendment of September 16, 1991 Employment
    Agreement between Huntington Bancshares Incorporated and W. Lee Hoskins (the "Agreement").

Dear Lee:

As we discussed, this letter is being forwarded as a formal memorialization of our discussions concerning your Employment Agreement and is being given as is required by the Agreement itself.

The term of the Agreement between Huntington Bancshares Incorporated and W. Lee Hoskins will not be renewed. The term of the Agreement, as amended, will end on June 30, 1997, or on such earlier date as may be determined by mutual agreement.

In consideration of the payments and enhancements and the good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Huntington Bancshares Incorporated ("Huntington") and W. Lee Hoskins ("Executive") (the "Parties"), intending to be legally bound, hereby agree to the following amendments and modifications to the Agreement:

1. Section I of said Agreement is amended by deleting the term "Board of Directors" and substituting in lieu thereof "Chief Executive Officer".

2. Section I B of said Agreement is deleted in its entirety and in lieu thereof, the following is substituted:

                Section I B - The term of this agreement will end on June 30, 1997, or on such earlier date as may be determined by mutual agreement of the Parties ("Termination Date").

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W. Lee Hoskins
Page 2
August 19, 1996
--------------------------------------------------------------------------------

3. Section II A of the Agreement is amended and modified by deleting the last sentence of said paragraph.

4. Notwithstanding any contrary provision contained in Section III A, B, C, D, E or G of said Agreement, no payment, benefit, right or entitlement shall extend beyond or be continued beyond the Termination Date.

5. Notwithstanding any provision of the Agreement or the letter agreement dated September 11, 1991, between the Parties, the relationship between the Parties following the Termination Date shall be determined and governed exclusively by the provisions of this Agreement.

6. The provisions of this Amendment shall become effective upon execution by Huntington and Executive and ratification of said Amendment by the Compensation and Stock Option Committee of the Board of Directors of Huntington.

7. The letter agreement between the Parties dated September 11, 1991, is hereby revoked and is of no legal effect.

8. Executive agrees that his status as an officer and director of The Huntington National Bank and his status as an officer of Huntington and all affiliated companies will end on the Termination Date.

9. In consideration of and conditioned (except to the extent vested and nonforfeitable by law) on the performance and compliance of Executive with the promises and agreements made herein by Executive, Huntington shall, after the Termination Date, provide to Executive the specific benefits set forth in Exhibit A attached hereto, the terms of which are incorporated herein by reference. Executive agrees that such benefits are in lieu of any and all benefits, rights and incidence of employment, including without limitation, compensation, incentives, club memberships, bonus, or right to use any Huntington property or privileges.

10. With respect to the period following the Termination Date, Executive, for himself, his heirs, executors and assigns, hereby releases, waives, extinguishes and covenants not to sue with respect to any and all rights, liabilities, claims or actions which he has or may have against Huntington or its affiliates, its or their successors and assigns and the directors, officers, employees or agents of any them or their heirs or assigns and Executive forever releases and agrees to hold them harmless for any and
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W. Lee Hoskins
Page 3
August 19, 1996
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         all rights, liabilities, claims or actions of whatever nature arising in any manner out of his employment or the termination of his employment. The rights, liabilities, claims and actions released, waived and extinguished herein by Executive and with respect to which Executive covenants not to sue, shall include but not be limited to those arising or which might arise under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866, as amended; Executive Order 11246, as amended; the National Labor Relations Act, as amended; the Americans with Disabilities Act of 1990; any claims or rights arising in fact or by implication pursuant to any alleged contract and any other claim arising under any federal, state, county, city or other local law, rule, ordinance, or regulation, order or decision concerning discrimination in employment or the terms, rate, hours, benefits, conditions or privileges of employment or any other term or condition of employment including, but not limited to, any claim arising out of his employment which relates to or arises out of a claim of discrimination because of race, color, religion, sex, national origin, handicap, age or ancestry pursuant to Chapter 4112 of the Ohio Revised Code or which relates to or arises out of age discrimination, pursuant to the Federal Age Discrimination in Employment Act or any state or local age discrimination statute, law, ordinance or decision. Executive agrees not to assert or to file after the Termination Date, any new or amended claim, charge or complaint or other allegation with respect to matters arising out of his term of employment or the termination thereof with any federal, state, county, city or local agency or court.

11. Executive agrees that after the Termination Date, if requested, he will from time to time consult with the staff of Huntington with respect to projects on which he has worked including projects to which he has been assigned which are incomplete.

12. Both before and following the Termination Date, Huntington will indemnify Executive, including the advance of expenses associated with the resistance or defense of any and all claims, suits, charges or proceedings arising from the performance by Executive of duties as an officer or director of Huntington or any affiliated company, to the full extent permitted by federal law and the laws of the State of Maryland.

13. Both before and following the Termination Date, Executive agrees that he will not engage in any activities which may be disruptive or disparaging of Huntington's business or the business of its affiliates, directors, officers, and employees.


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W. Lee Hoskins
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August 19, 1996
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14.      Huntington and Executive acknowledge that they have read this Amendment in its entirety, fully understand the same, and are in full accord with the terms contained herein.

15. Executive acknowledges that after the Termination Date and prior to July 1, 2000, he will not, without the prior written consent of the Chief Executive Officer of Huntington, engage in the banking business as a director, officer, employee, agent or consultant with any financial institution, including any bank, thrift, bank holding company or thrift holding company with more than 5% of its loans or deposits located in the state of Ohio.

16. Upon execution hereof, this Amendment, along with the attached Exhibit A to this Amendment, constitutes the Parties' entire Agreement with respect to all compensation, benefits, entitlements, bonuses, retirement or income continuation arising from Executive's employment with Huntington or any Company. By execution of this Amendment, Executive agrees that all prior contracts and agreements between the Parties or predecessor entities, with respect to the subject matter contained herein, are superseded by this Amendment.


If the foregoing fairly and accurately represents your understanding of the agreement between Parties, please execute and return to me the enclosed copy of this letter.


Sincerely,

/s/ Frank Wobst

Frank Wobst
Chairman and Chief Executive Officer
Huntington Bancshares Incorporated

EXECUTIVE ACKNOWLEDGES THAT HE WAS GIVEN UP TO 21 CALENDAR DAYS WITHIN WHICH TO CONSIDER THIS AMENDMENT; THAT HE WAS ADVISED OF HIS RIGHT TO CONSULT WITH LEGAL COUNSEL PRIOR TO SIGNING THIS AGREEMENT; AND THAT EITHER PARTY HAS THE RIGHT TO REVOKE THIS AGREEMENT, IN WRITING, FOR A PERIOD NOT TO EXCEED 7 DAYS AFTER THE DATE




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W. Lee Hoskins
Page 5
August 19, 1996
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ON WHICH IT WAS SIGNED BY EXECUTIVE. ALL PARTIES FURTHER ACKNOWLEDGE IF EITHER
PARTY FAILS TO EXERCISE THIS RIGHT TO REVOKE, THIS AMENDMENT WILL IMMEDIATELY BECOME A BINDING CONTRACT AS TO ITS TERMS


                                        Notice received and accepted and this
                                        Amendment approved and accepted this
                                        19th day of August, 1996.

                                        By: /s/ W. Lee Hoskins
                                           ---------------------------------
                                           W. Lee Hoskins


                                        Ratified and affirmed by the
                                        Compensation and Stock Option Committee
                                        of the Board of Directors of Huntington
                                        Bancshares Incorporated this 21st day
                                        of August, 1996.

                                        By: /s/John B. Gerlach
                                           ---------------------------------
                                        John B. Gerlach, Chairman
                                        Compensation and Stock Option Committee
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                                    EXHIBIT A

NOTICE OF NON-RENEWAL AND AMENDMENT OF SEPTEMBER 16, 1991, EMPLOYMENT AGREEMENT BETWEEN HUNTINGTON BANCSHARES INCORPORATED AND W. LEE HOSKINS

INCENTIVE PLANS

1. You are a participant in the Incentive Compensation Plan, also known as the Annual Management Incentive Plan (the "MIP"), until the Termination Date. The Compensation Committee has agreed to "deem you a retiree," as of the Termination Date, for purposes of the MIP.

         You shall be eligible to receive a MIP payment for the plan year 1996. Your MIP payment for the plan year 1996 will be based on Huntington Bancshares Incorporated's ("Huntington's") Return on average shareholder's equity ("ROAE") performance and calculated pursuant to the terms of the MIP. Your MIP payment for the plan year 1996 will be a pro rata amount equal to a fraction of a year, the numerator of which shall be the number of full months worked after December 31, 1995, prior to the earlier of December 31, 1996 or the Termination Date, and the denominator shall be twelve (12). You shall receive this payment prior to the last day in February, 1997. The payment is contingent upon your continued fulfillment of the responsibilities and requirements of your current position through the earlier of December 31, 1996, or the Termination Date.

         If the Termination Date shall occur after December 31, 1996, and before July 1, 1997, you shall be eligible to receive a MIP payment for the plan year 1997. Your MIP payment for plan year 1997 will be based on Huntington's ROAE performance and calculated pursuant to the terms of the plan. Your MIP payment will be a pro-rata amount equal to a fraction of a year, up to a maximum of one half year, the numerator of which shall be the number of full months worked after December 31, 1996, prior to the Termination Date, and the denominator shall be twelve (12). The foregoing is contingent upon your continued fulfillment of the responsibilities and requirements of your current position through the Termination Date.

2. You are a participant in the fourth and fifth cycles of the Long Term Incentive Compensation Plan (the "Long Term Plan"). The Compensation Committee has agreed to "deem you a retiree," as of the Termination Date, for purposes of the Long Term Plan.

         The fourth cycle of the Long Term Plan covers the period of January 1, 1994 through December 31, 1996. You are a participant in the fourth cycle of the Long Term Plan and shall be eligible to receive a fourth cycle Long Term Plan payment. Your Long Term Plan payment will be determined based on Huntington's Return on Beginning Shareholder's Equity ("ROBE") performance relative to the performance of the fourth

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EMPLOYMENT AGREEMENT
EXHIBIT A - Page 2
W. Lee Hoskins


         cycle Pacesetter Group and calculated pursuant to the terms of that plan. Your payment will be a pro rata amount equal to a fraction of the fourth cycle period, the numerator of which shall be the number of full months worked after December 31, 1993, prior to the earlier of December 31, 1996, or the Termination Date, and the denominator shall be thirty-six (36). Payment from this plan will be in the form of shares of common stock with the opportunity to elect up to 50% of the payment in cash. You will receive this payment prior to the last day of February, 1997. The foregoing is contingent upon your continued fulfillment of the responsibilities and requirements of your current position through the Termination Date.

         The fifth cycle of the Long Term Plan covers the period of January 1, 1996 through December 31, 1998. You are a participant in the fifth cycle of the Long Term Incentive Compensation Plan (the "Long Term Plan") and shall be eligible to receive a fifth cycle Long Term Plan payment. Your Long Term Plan payment will be determined based on Huntington's ROAE performance relative to the performance of the fifth cycle Pacesetter Group and calculated pursuant to the terms of that plan. Your payment will be a pro rata amount equal to a fraction of the fifth cycle period, up to a maximum of one and one half years, the numerator of which shall be the number of full months worked after December 31, 1995, prior to the Termination Date, and the denominator shall be thirty six (36). Payment from this plan will be in the form of shares of common stock with the opportunity to elect up to 50% of the payment in cash. You will receive this payment prior to the last day in February, 1999. The foregoing is contingent upon your continued fulfillment of the responsibilities and requirements of your current position through the Termination Date.

WELFARE BENEFITS

1. You are a participant in the Huntington's Executive Life Insurance Plan. The agent, David Fisher, Acordia/McElroy-Minister, Co., will review options available under the plan with you. He can be reached at 614-228-5565. Your Group Term Life Insurance in the amount of $50,000 will terminate at the end of the month in which the Termination Date occurs.

2. Your Business Travel AD&D coverage, and Voluntary AD&D coverage, if applicable, will terminate on the last day of the month coincident with, or next following, the Termination Date. Your Long Term Disability coverage will terminate on the Termination Date.

3. Your group medical and dental coverage will terminate on the last day of the month coincident with, or next following, the Termination Date. Coverage for you and your

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EMPLOYMENT AGREEMENT
EXHIBIT A - Page 3
W. Lee Hoskins


         spouse may be continued up to eighteen (18) additional months if you elect COBRA coverage and make the required payments. You will be paid a lump sum of $6,498 as of the Termination Date. This amount is the present value of the estimated cost to you of COBRA medical and dental coverage, for you and your spouse, for the eighteen month period following the Termination Date.

4. Following the expiration of your eighteen month COBRA coverage period, Huntington will pay you an amount equal to 80% of the eligible medical expenses you incur. Eligible medical expenses are those expenses that would have been paid by the Medical Benefits portion of the Huntington Bancshares Health Care Plan, as amended from time to time, had you been eligible for coverage under that plan when the expenses were incurred. All terms and limitations set forth in the Huntington Bancshares Health Care Plan, as amended from time to time, shall apply to the determination of the amount that will be paid to you according to this provision. Huntington shall not pay you for medical expenses you incur during any period you are covered, or are eligible for coverage, under any private employer or government sponsored health care plan.

RETIREMENT INCOME BENEFITS

1. You will cease participation in the Huntington Stock Purchase and Tax Savings Plan (the "Stock Plan") and the Huntington Supplemental Stock Purchase and Tax Savings Plan (the "Supplemental Stock Plan") on the Termination Date. Your Supplemental Stock Plan balance will be distributed to you as soon as administratively feasible following the Termination Date. You will receive information regarding options relating to your balance in the Stock Plan.

2. You will cease participation in the Huntington Bancshares Retirement Plan (the "Pension Plan") on the Termination Date. You will be eligible to begin receipt of benefits from that plan on March 1, 2006, provided you remain employed through November 1, 1996 (the date you will become vested in the Pension Plan). You should notify Huntington's employee benefits department several months before benefit payments are to commence. Following receipt of your notification, you will be sent information regarding the optional forms of payment you may elect. The single life annuity optional form of payment, commencing on March 1, 2006 and assuming a Termination Date of 06/30/97, is estimated to be $1,579.67 per month ($18,956.04 a year).

3. You will cease participation in the Huntington Bancshares Supplemental Retirement Income Plan (the "SRIP") on the Termination Date. Absent this Agreement, your monthly life annuity payment from the SRIP to which you would otherwise be entitled, offset by your payment from the Pension Plan, payable March 1, 2006, is estimated to be


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EMPLOYMENT AGREEMENT
EXHIBIT A - Page 4
W. Lee Hoskins


         $2,638.82 ($31,665.84 a year). (Both the Pension Plan and SRIP estimated amounts assume that you remain employed until June 30, 1997.) SRIP payments are offset by payments from the Pension Plan AND payments resulting from any contract or agreement between you and Huntington. Therefore, because your payment pursuant to this Agreement is larger than your estimated SRIP benefit, no payments will be made from the SRIP.

4. Huntington agrees to provide to you a Retirement Income Supplement equal to $8,333.33 a month ($100,000 a year), commencing on the first day of the month following the Termination Date, and ending on the sooner of I) the date of your death, or ii) February 1, 2006. Commencing on March 1, 2006, the ending on the date of your death, the Retirement Income Supplement shall be equal to $6,753.66 a month ($81,043.96 a year).

         The Huntington Retirement Income Supplement commencing on March 1, 2006 and continuing thereafter until your death is based upon a deduction from $100,000 of the amount of your accrued benefit under the Huntington Pension Plan as of June 30, 1997, payable is a life annuity ($1,579.67 a month, $18,956.04 a year).

         The first Retirement Income Supplement payment will be made to you within thirty (30) days of the Termination Date and will be equal to $8,333.33, times the number of months remaining in the calendar year in which the Termination Date occurs, discounted to a present value amount by the Applicable Interest Rate. Your subsequent Retirement Income Supplement payments will be paid to you in the annual installments on or before January 31 of each year (the "Payment Date"). The amount of each payment shall be the sum of the monthly amounts due you for the year in which the payment is made, discounted to a present value amount by the Applicable Interest Rate. In the year of your death, your estate shall return to Huntington an amount equal to the annual payment reduced by one-twelfth of such annual payment multiplied by the number of whole months prior to, and including, the date of your death. The Applicable Interest Rate shall be the annual rate of interest on one year Treasury Bills, as reported in National Financial Media on January 20, of each year, or if January 20 is not a date on which one year Treasury Bill rates are reported, the next following reporting date.

5. You currently participate in the 1990 Stock Option Plan and the 1994 Stock Option Plan. You will not receive any new options after July 1, 1996. The Compensation and Stock Option Committee has agreed to "deem you a retiree" for purposes of the Stock Option Plans. In consideration of this designation, you shall not exercise the following grants or portions of grants:


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EMPLOYMENT AGREEMENT
EXHIBIT A - Page 5
W. Lee Hoskins




                                                           % of shares Exercisable, as of 7/30/97
                                                           --------------------------------------
         Grant Number                    Plan/Type         That Hoskins Agrees Not to Exercise
         ------------                    ---------         -----------------------------------
            001102                       1994/ISO                               25.00%
            001106                        1994/NQ                               25.00%
            001319                       1994/ISO                               100.00%
            001320                        1994/NQ                               45.33%


OTHER BENEFITS

1. Huntington has provided you with a 1993, four door, Cadillac Seville automobile for your personal and business use. This vehicle shall be transferred to you as of the Termination Date.

2. Huntington will reimburse you for eligible tax and financial planning bills you incur prior to June 30, 1997, to the extent the expenses do not exceed 2% of your base salary.

3. Huntington has made a one time increase in your salary to reflect the cost to you of purchasing certain club memberships and paying certain club dues. All Huntington transferable club memberships shall be transferred to Huntington effective one month after the Termination Date.

Huntington will need to contact you after the Termination Date for many reasons that are financially important to you, such as the payment of any distributions for which you may be eligible from the Pension Plan, the Stock Plan or the Supplemental Stock Plan, to mail your W-2 form, and to mail your COBRA election form. To insure that you will receive this important information, please keep Brenda Warne advised of any address change. She may be reached at (614) 480-3663.

MY SIGNATURE BELOW INDICATES THAT THIS DOCUMENT HAS BEEN REVIEWED WITH ME. I UNDERSTAND ITS CONTENTS AND I HAVE RECEIVED A COPY. I AGREE TO NOTIFY HUNTINGTON'S CORPORATE BENEFITS MANAGER IF I SHOULD BECOME COVERED AND/OR ELIGIBLE FOR COVERAGE UNDER ANY PRIVATE, EMPLOYER, OR GOVERNMENT SPONSORED PLAN THAT PROVIDES PAYMENT FOR HEALTH CARE EXPENSES I INCUR.

/s/ W. Lee Hoskins                            August 19, 1996
----------------------------------            -------------------------------
W. Lee Hoskins                                Date

HUNTINGTON BANCSHARES INCORPORATED

/s/ Frank Wobst                               August 21, 1996
----------------------------------            -------------------------------
By: Frank Wobst                               Date

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